Exhibit (n)(6)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Prospectus Supplement to the Registration Statement (No. 333-220385) on Form N-2 of Capital Southwest Corporation of our report dated May 31, 2018, with respect to the financial statements of TitanLiner, Inc. We also consent to the reference to our firm as an “independent auditor” under the heading “Independent Registered Public Accounting Firm” in the Prospectus Supplement.

Weaver and Tidwell, L.L.P.

Fort Worth, Texas

June 8, 2018